EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement on Form S-4/A of First Advantage Corporation of our report dated June 18, 2004, relating to the consolidated financial statements of Realeum Inc., which appears in First Advantage Corporation’s amended current report on Form 8-K/A filed July 2, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Tampa, Florida

July 21, 2004